EXHIBIT 3.33

[STAMP]
ARTICLES OF INCORPORATION
OF
AZTAR MISSOURI GAMING CORPORATION
     The undersigned natural person of the age of eighteen (18) years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopts the following Articles of Incorporation:
ARTICLE I
     The name of the Corporation is Aztar Missouri Gaming Corporation.
ARTICLE II
     The address, including street and number, if any, of the Corporation’s initial registered office in this State is 906 Olive Street, St. Louis, Missouri 63101, and the name of its initial registered agent at such address is CT Corporation System.
ARTICLE III
     The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue shall be ten thousand (10,000) shares of Common Stock having a par value of one dollar ($1.00) per share.
ARTICLE IV
     The name and place of residence of the incorporator is Michael Lazaroff, 1008 Tidewater Place Court, Town 6 Country, Missouri 63017.
ARTICLE V
     The number of directors to constitute the first Board of Directors shall be three (3), who need not be shareholders.

Thereafter, the number of directors to constitute the Board of Directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation, and any change in the number will be reported to the Missouri Secretary of State within thirty (30) calendar days of such change.
ARTICLE VI
     In all elections of directors, each shareholder entitled to vote shall have the right to cast only as many votes as shall equal the number of shares held by the shareholder in the corporation. There shall be no right to cumulative voting in election of directors.
ARTICLE VII
     The duration of the Corporation is perpetual.
ARTICLE VIII
     The Corporation is formed to engage in any lawful business.
ARTICLE IX
     (1) This Corporation shall and does hereby indemnify any person who is or was a director or officer of the Corporation or any subsidiary against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such person in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity; provided, however, that no such person shall be entitled to any indemnification pursuant to this subsection (1) on account of: (a) conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct; or (b) an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, or pursuant to a successor statute or regulation.
     (2) This Corporation may, to the extent that the Board of Directors deems appropriate and as set forth in a by-law or resolution, indemnify any person who is or was an employee or agent of this Corporation or any subsidiary or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such person in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity; provided, however, that no such person shall be entitled to any indemnification pursuant to this subsection (2) on account of: (a) conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct; or (b) an accounting for profits pursuant to Section
16(b) of the Securities Exchange Act of 1934, as amended from time to time, or pursuant to a successor statute or regulation.
     (3) This Corporation may, to the extent that the Board of Directors deems appropriate, make advances of expenses,

including attorneys’ fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) to any person to whom indemnification is or may be available under this Article; provided,  however, that prior to making any advances, the Corporation shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification.
     (4) The indemnification and other rights provided by this Article shall not be deemed exclusive of any other rights to which a person to whom indemnification is or may be otherwise available under these Articles of Incorporation, the By-laws or any agreement, vote of shareholders or disinterested directors or otherwise, may be entitled. This Corporation is authorized to purchase and maintain insurance on behalf of the Corporation or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person’s status as director, officer, employee or agent of this Corporation, any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Corporation.
     (5) Each person to whom indemnification is granted under subsection (1) of this Article is entitled to rely upon the indemnification and other rights granted hereby as a contract with this Corporation and such person and such person’s heirs, executors, administrator and estate shall be entitled to enforce against this Corporation all indemnification and other rights granted to such person by subsections (l) and (3) and this subsection (5) of this Article. The indemnification and other rights granted by subsections (1) and (3) and this subsection (5) of this Article shall survive amendment, modification or repeal of this Article, and no such amendment, modification or repeal shall act to reduce, terminate or otherwise adversely affect the rights to indemnification granted hereby, with respect to any expenses, judgments, fines and amounts paid in settlement incurred by a person to whom indemnification is granted under subsection (1) of this Article with respect to an action, suit, proceeding or claim that arises out of acts or omissions of such person that occurred prior to the effective date of such amendment, modification or repeal.
     Any indemnification granted by the Board of Directors pursuant to subsection (2) of this Article, shall inure to the person to whom the indemnification is granted, and such person’s heirs, executors, administrator and estate; provided,  however, that such indemnification may be changed, modified or repealed, at any time or from time to time, at the discretion of the Board of Directors and the survival of such indemnification shall be in accordance with terms determined by the Board of Directors.
     (6) For the purposes of this Article, “subsidiary” shall mean any corporation, partnership, joint venture, trust or other enterprise of which a majority of the equity or ownership interest is directly or indirectly owned by this Corporation.
ARTICLE X
     At any time or times before the Corporation has received any payment for any of its shares, the Board of Directors may adopt amendments to the Articles of Incorporation by executing and verifying a certificate of amendment as provided by The General and Business Corporation Law of Missouri. After the Corporation has received payment for any of its shares, amendments to the Articles of Incorporation shall be made in the manner prescribed by The General and Business Corporation Law of Missouri. The power to make, alter, amend, or repeal the By-Laws of the Corporation shall be vested in the Board of Directors.
     The Board of Directors shall have and exercise such further powers as are provided it under present or future laws of the State of Missouri.
     IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 29 day of July, 1993.

/s/ Michael Lazaroff Michael Lazaroff, Incorporator

STATE OF MISSOURI	)
	)	SS.
CITY OF ST. LOUIS	)
     I, MICHELE LENGYEL LUX, a Notary public, do hereby certify that on the 29th day of July, 1993, personally appeared before me Michael Lazaroff, who, being by me first duly sworn, declared that he/she is the person who signed the foregoing document as incorporator and that the statements therein contained are true.
     My commission expires:

/s/ Michele Lengyel Lux Notary Public
(STAMP)
(SEAL)

No. 00583973

STATE OF MISSOURI

Judith K. Moriarty
SECRETARY OF STATE

CORPORATION DIVISION

CERTIFICATE OF INCORPORATION

WHEREAS, DUPLICATE ORIGINALS OF ARTICLES OF INCORPORATION OF

AZTAR MISSOURI GAMING CORPORATION

HAVE BEEN RECEIVED AND FILED IN THE OFFICE OF THE SECRETARY OF STATE, WHICH ARTICLES, IN ALL RESPECTS, COMPLY WITH THE REQUIREMENTS OF GENERAL AND BUSINESS CORPORATION LAW;

NOW, THEREFORE, I, JUDITH K. MORIARTY, SECRETARY OF STATE OF THE STATE OF MISSOURI, BY VIRTUE OF THE AUTHORITY VESTED IN ME BY LAW, DO HEREBY CERTIFY AND DECLARE THIS ENTITY A BODY CORPORATE, DULY ORGANIZED THIS DATE AND THAT IT IS ENTITLED TO ALL RIGHTS AND PRIVILEGES GRANTED CORPORATIONS ORGANIZED UNDER THE GENERAL AND BUSINESS CORPORATION LAW.

IN TESTIMONY WHEREOF, I HAVE SET MY HAND AND IMPRINTED THE GREAT SEAL OF THE STATE OF MISSOURI, ON THIS, THE 29TH DAY OF JULY, 1993.

Judith K. Moriarty
Secretary of State

$53.00